POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, UNIFIED SERIES TRUST, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the “Trust”), periodically will file post-effective amendments to its Registration Statement on Form N-1A in regard of its various series with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is an officer of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints Zachary Richmond, Jennifer L. Merchant, Angela D. Helton, and Jesse Hallee, and each of them, his attorneys for him and in his name, place and stead, and in their offices and capacities in the Trust, to execute and file any amendment(s) or supplements to the Trust’s Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 12th day of May, 2026.

/s/ Zachary Richmond _____	/s/ Kevin Traegner _____
Zachary Richmond, President and PEO	Kevin Traegner, Treasurer and PFO

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, UNIFIED SERIES TRUST, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the “Trust”), periodically will file post-effective amendments to its Registration Statement on Form N-1A in regard of its various series with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is a trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints Zachary Richmond, Jennifer L. Merchant, Angela D. Helton, and Jesse Hallee, and each of them, his attorneys for him and in his name, place and stead, and in their offices and capacities in the Trust, to execute and file any amendment(s) or supplements to the Trust’s Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 12th day of May, 2026.

/s/ David R. Carson	/s/ Daniel J. Condon
David R. Carson, Interested Trustee	Daniel J. Condon, Independent Trustee

/s/ Kenneth G. Y. Grant	/s/ Freddie Jacobs, Jr.
Kenneth G.Y. Grant, Independent Trustee	Freddie Jacobs, Jr., Interested Trustee

/s/ Catharine B. McGauley	/s/ Ronald C. Tritschler
Catharine B. McGauley, Independent Trustee	Ronald C. Tritschler, Independent Trustee